                                                                     EXHIBIT 4.1

REGISTERED NO.:                                                      CUSIP NO.:

                                 [Face of Note]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co., or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

This Note is a Book-Entry Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Note is exchangeable for Notes registered in the name of a Person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in such limited circumstances.

THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.


                       BANKERS TRUST NEW YORK CORPORATION

                       SENIOR MEDIUM-TERM NOTE, SERIES A
                            DUE NINE MONTHS OR MORE
                               FROM DATE OF ISSUE

                               (Fixed Rate Note)


                                  GLOBAL NOTE


                  The following summary of terms is subject to
                the information set forth on the reverse hereof:



Principal Amount:  $_____________                  Optional Extensions of Stated Maturity by the
                                                   Corporation: [_] Yes  [_] No
Issue Price: ___%                                       Extension Period: ___________________
                                                        Number of Extension Periods: ________
Agent's Commission, if applicable:  ____%               Final Maturity Date: ________________

Original Issue Date: _______________

                                                        Repurchase Price: ____%
Stated Maturity:                                            (For Discount Securities)

Interest Rate: ____% per annum                          Optional Redemption at the Option of the
                                                        Corporation:  [_] Yes  [_] No
Interest Payment Dates :                                Initial Redemption Date:_______________________
[_] Each June 15 and December 15                        Initial Redemption Percentage:_________________
[_] Other:                                              Annual Redemption Percentage Reduction:________
Each ____________________________________
_________________________________________               _______________________________________________
Commencing: _____________________________
                                                        Optional Repayment at the Option of the
Regular Record Dates (if other than as                  Holder:  [_] Yes  [_] No
specified below): Each __________________               Optional Repayment Dates:______________________
_________________________________________               _______________________________________________

Optional Interest Reset by Corporation:                 Optional Repayment Prices:_____________________
[_] Yes  [_] No                                         _______________________________________________
Optional Interest Reset Dates:___________
_________________________________________
(see attached annex for details)                        Amortizing Note:  [_] Yes  [_] No
Original Issue Discount Note:    [_] Yes  [_] No        Basis or formula for amortization of principal
Yield to Maturity:_______________________               and/or interest of Note:______________________
OID for U.S. Federal Income Tax Purposes:               Payment dates for amortization:
_________________________________________               [_] Each March 15, June 15, September 15 and
                                                        December 5
Specified Currency (check one; if other than            [_] Each June 15 and December 15
U.S. Dollars, see attached for exchange rate            [_] Other: Each_______________________________
and other information):
[_] U.S. Dollars (USD or U.S.$)                         Currency Indexed Note: [_] Yes  [_] No
[_] European Currency Units (ECU)                           Currency I:______________________________
[_] Australian Dollars (AUD or AUS$)                        Currency II:_____________________________
[_] British Pound (GBP or UK (Pounds))                      Base Exchange Rate:______________________
[_] Canadian Dollars (CAD or CAN$)                          Leverage Factor "_":_____________________
[_] German Marks (DEM or DM)                                Principal Indexed: [_] Yes  [_] No
[_] Italian Lire (ITL or Lire)                          [_] Principal to increase when Spot Rate exceeds
[_] Japanese Yen (JPY or (Yen))                             Base Rate and decrease when Spot Rate is
[_] Swiss Francs (CHF or SWFr)                              less than Base Exchange Rate.
[_] Other                                               [_] Principal to decrease when Spot Rate
                                                            exceeds Base Exchange Rate and increase
Holder has Option to Elect Payments in                      when Spot Rate is less than Base Exchange
Specified Currency  (if Specified Currency is               Rate.
                                                            Interest Indexed: [_] Yes  [_] No
                                                        [_] Interest to increase when Spot Rate exceeds
                                                            Base Exchange Rate and increase when Spot

                                                            Rate is less than Base Exchange Rate.
not U.S. Dollars):
    [_] Yes  [_] No                                     [_] Interest to decrease when Spot Rate exceeds
                                                            Base Exchange Rate and increase when Spot
Authorized Denominations (if other than                     Rate is less than Base Exchange Rate.
$1,000 and any integral multiple thereof or if          Commodity Indexed Note (if yes, see attached
Specified Currency is not U.S. Dollars):                annex for additional information): [_] Yes  [_] No
$_______
                                                        Calculation Agent (if other than Bankers Trust
                                                        Company): ___________________________________

                                                        Other Provisions:

                                                        Annex Attached:  [_] Yes  [_] No
                                                        (and incorporated herein by reference)

          BANKERS TRUST NEW YORK CORPORATION, a corporation duly organized and existing under the laws of the State of New York (herein called the "Corporation", which term includes any successor under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal Amount specified above, on the Stated Maturity specified above, and to pay interest thereon at the Interest Rate or Rates specified above from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date specified above to which interest has been paid or duly provided for, as the case may be, until the Principal Amount is paid or made available for payment.

          Interest will be paid on the Interest Payment Date or Dates specified above, commencing with the first such Interest Payment Date next succeeding the Original Issue Date (except as provided below), until the principal hereof is paid or made available for payment, and at Maturity. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date specified above next preceding such Interest Payment Date; provided, however, that the first payment of interest on any Note originally issued between a Regular Record Date and the related Interest Payment Date shall be made on the second Interest Payment Date following the Original Issue Date to the Person in whose name this
Note is registered on the Regular Record Date relating to such second Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder of such Note on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed (after receipt of notice from the Corporation of a proposed payment of defaulted interest) by the Trustee (as hereinafter defined), notice of which shall be given to the Holders of Notes not less than 10 calendar days preceding such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Notwithstanding the foregoing, interest payable at maturity shall be payable to the person to whom the Principal Amount hereof is payable.

          Except as provided on the face hereof and in Section 9 on the reverse of this Note, payments of principal of, and premium, if any, and interest on, this Note shall be made against surrender of this Note at the Corporate Trust Office of the Trustee, or at such other office or agency of the Corporation as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that, at the option of the Corporation, payments of interest may be made by check or wire transfer mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

          Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          THIS NOTE SHALL NOT BE VALID OR OBLIGATORY FOR ANY PURPOSE UNTIL THE CERTIFICATE OF AUTHENTICATION HEREON SHALL HAVE BEEN SIGNED BY THE MANUAL SIGNATURE OF AN AUTHORIZED OFFICER OF THE TRUSTEE UNDER THE INDENTURE REFERRED TO ON THE REVERSE HEREOF OR BY THE MANUAL SIGNATURE OF AN AUTHORIZED OFFICER OF THE AUTHENTICATION AGENT ON BEHALF OF THE TRUSTEE.

          IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed.


Dated:                              BANKERS TRUST NEW YORK CORPORATION



                                    By: ____________________________________
                                        Name:
                                        Title:


ATTEST:



_______________________


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the Series designated herein issued under the within-mentioned Indenture.

                              THE CHASE MANHATTAN BANK, as Trustee

                              By: BANKERS TRUST COMPANY, as Authenticating Agent


                              By: ____________________________________
                                          Authorized Signatory

                               [Reverse of Note]

          SECTION 1.  General.  This Note is one of a duly authorized issue of
                      -------
notes of the Corporation (the "Notes") constituting part of the series of Securities (as defined in the Indenture referred to below) designated on the face hereof, issued or to be issued under the Indenture, dated as of November 1, 1991, as supplemented by the First Supplemental Indenture, dated as of September 1, 1993, and as further supplemented by the Second Supplemental Indenture, dated as of October 1, 1997, thereto (collectively, the "Indenture"), duly executed and delivered by the Corporation to The Chase Manhattan Bank (formerly The Chase Manhattan Bank (National Association)), as Trustee, to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Corporation and the Holders of the Securities. The Securities of this series may be issued in various aggregate principal amounts, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, may be subject to different sinking, purchase or analogous funds and may otherwise vary as provided in the Indenture.

          SECTION 2.  Paying Agent, Calculation Agent and Security Registrar.
                      ------------------------------------------------------
Initially, Bankers Trust Company will act as Paying Agent, Calculation Agent and Security Registrar (each as defined below). The Corporation may change any Paying Agent, Calculation Agent, Security Registrar or co-registrar without notice. The Corporation may act in any such capacity. If there shall cease to be a Paying Agent, references herein to the Paying Agent shall be deemed to be references to the Trustee.

          SECTION 3. Denominations, Transfer, Exchange.  The Notes are issuable
                     ---------------------------------
in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof or, if another authorized denomination is specified on the face hereof, in such other authorized denomination. The transfer of Notes will be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

          SECTION 4. Persons Deemed Owners.  The Corporation, the Trustee and
                     ---------------------
any agent of the Corporation or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Corporation, the Trustee nor any agent of the Corporation or the Trustee shall be affected by notice to the contrary.

          SECTION 5. Amendments and Waivers.  The Indenture permits, with
                     ----------------------
certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Corporation and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Corporation and the Trustee with the consent of the Holders of at least 66-2/3% in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of Holders of all Securities of such series, to waive compliance by the Corporation with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such waiver is made upon this Security.

          SECTION 6.  Defaults and Remedies.  If an Event of Default with
                      ---------------------
respect to the Notes occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable immediately. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes may waive an Event of Default and rescind any related declaration and also may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Event of Default if it determines that withholding notice is in their interests.

          SECTION 7.  Interest Rate Calculations; Payments.  Unless otherwise
                      ------------------------------------
specified on the face hereof, interest on this Note will accrue from and including the date of issue or from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for, as the case may be, to but excluding the Interest Payment Date or the Maturity, as the case may be. Unless otherwise specified on the face hereof, interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

          If any Interest Payment Date or the Maturity for this Note is a day that is not a Business Day, all payments to be made on such day will be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no additional interest shall be payable as a result of such delay in payment.

          SECTION 8. Amortizing Notes.  Unless otherwise specified on the face
                     ----------------
hereof, if this Note is an Amortizing Note, as specified on the face hereof, payments with respect to this Note will be applied first to interest due and payable hereon and then to the reduction of the unpaid principal amount hereof. If this Note is an Amortizing Note, a table setting forth repayment information in respect of this Note will be provided to the original purchaser hereof and will be available, upon request, to subsequent Holders.

          SECTION 9.  Currency of Payment. Unless otherwise specified on the
                      -------------------
face hereof, the principal of, and any premium and interest on, this Note shall be payable by the Corporation in the Specified Currency for this Note. Unless otherwise specified on the face hereof, if the Specified Currency for this Note is other than U.S. Dollars, (i) the Corporation shall (unless otherwise specified on the face hereof) arrange to convert all payments in respect of this
Note into U.S. Dollars in the manner described in the following paragraph; and
(ii) the Holder of this Note may (unless otherwise specified on the face hereof) elect to receive all payments in respect of this Note in the Specified Currency by delivering a written notice to the Paying Agent for such Note not later than fifteen calendar days prior to the applicable payment date, except under the circumstances described below. Such election shall remain in effect until revoked by written notice to such Paying Agent received not later than fifteen calendar days prior to the applicable payment date.

          If the Specified Currency of this Note is other than U.S. Dollars, the amount of any U.S. Dollar payment in respect of this Note will be determined by the calculation agent selected by the Corporation (the "Calculation Agent") based on the highest firm bid quotation expressed in U.S. Dollars received by the Calculation Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date (or, if no such rate is quoted on such date, the last date on which such rate was quoted), from three (or, if three are not available, then two) recognized foreign exchange dealers in The City of New York (one of which may be an Agent (as such term is used in the Distribution Agreement dated October 1, 1997 relating to the Notes) and another of which may be the Calculation Agent) agreed upon by the Corporation and the Calculation Agent, for the purchase by the quoting dealer, for settlement on such payment date, of the aggregate amount of such Specified Currency payable on such payment date in respect of all Notes denominated in such Specified Currency (such rate, the "Market Exchange Rate"). All currency exchange costs will be borne by the Holders of such Notes by deductions from such payments. If fewer than two such bid quotations are available, such payments will be made in such Specified Currency, unless such Specified Currency is unavailable due to the imposition of exchange controls or to other circumstances beyond the Corporation's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, in which case such payments shall be made as described below.

          Except as specified in the following paragraphs, if payment in respect of this Note is required to be made in a Specified Currency other than U.S. Dollars and such currency is unavailable due to the imposition of exchange controls or other circumstances beyond the Corporation's control or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note shall be made in U.S. Dollars; provided that the Corporation, at its option, may resume making payments in such currency once such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. Dollars on the basis of the most recently available Market Exchange Rate for such currency or as otherwise indicated on the face hereof. Any payment in respect of this Note made under such circumstances in U.S. Dollars will not constitute an Event of Default under the Indenture.

          If payment in respect of this Note is required to be made in ECUs and ECUs are no longer used in the European Monetary System, then all payments in respect of this Note shall be made in U.S. Dollars, provided that the Corporation, at its option, may resume making payments in ECUs once ECUs are again so used. The amount of each payment in U.S. Dollars shall be computed on the basis of the equivalent of ECUs in U.S. Dollars, determined as described below, as of the second Business Day prior to the date on which such payment is due.

          The equivalent of ECU in U.S. Dollars as of any date shall be determined by the Calculation Agent on the following basis. The component currencies of ECU for this purpose (the "Components") shall be the currency amounts that were components of ECU as of the last date on which ECU were used in the European Monetary System. The equivalent of ECU in U.S. Dollars shall be calculated by aggregating the U.S. Dollar equivalents of the Components. The U.S. Dollar equivalent of each Component shall be determined by the Calculation Agent on the basis of the most recently available Market Exchange Rates for such Components or as otherwise specified on the face hereof.

          If the official unit of any Component is altered by way of combination or subdivision, the number of units of that currency as a Component shall be divided or multiplied in the same proportion. If two or more component currencies are consolidated into a single currency, the amounts of those currencies as Components shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated component currencies expressed in such single currency. If any component currency is divided into two or more currencies, the amount of that currency as a Component shall be replaced by amounts of such two or more currencies, each of which shall be equal to the amount of the former component currency divided by the number of currencies into which that currency was divided.

          All determinations referred to above made by the Calculation Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holders of this Note.

          SECTION 10.  Currency Indexed Notes.  If it is specified on the face
                       ----------------------
hereof that this Note is a Currency Indexed Note, then unless otherwise specified on the face hereof, the principal of, and any premium and interest on, this Note will be calculated in the manner described below.

          If it is specified on the face hereof that the principal of this Note is indexed, then unless otherwise specified on the face hereof, principal at Maturity of this Note will be payable in an amount equal to the Principal Amount of this Note, plus or minus an amount determined by reference to the difference between the Base Exchange Rate specified on the face hereof, and the rate (the "Spot Rate") at which Currency I specified on the face hereof can be exchanged for Currency II specified on the face hereof on the second Business Day prior to the Maturity of this Note (the "Indexed Principal Determination Date"), as determined by the Calculation Agent. If it is specified on the face hereof that the interest on this Note is indexed, then unless otherwise specified on the face hereof, the interest payable on any Interest Payment Date or at Maturity will be payable in an amount equal to the stated interest rate of this Note, plus or minus a rate adjustment determined by reference to the difference between the Base Exchange Rate specified on the face hereof, and the Spot Rate on the second Business Day prior to the applicable Interest Payment Date or the Maturity of this Note (the "Indexed Interest Determination Date") as determined by the Calculation Agent, applied to the average Principal Amount outstanding of such Note for the period being measured. For the purpose of this section, the Spot Rate on the Indexed Principal Determination Date or the Indexed Interest Determination Date, as the case may be, will be the average of quotations for settlement on the date of Maturity or the relevant Interest Payment Date, as the case may be, obtained by the Calculation Agent from three (or if three are not available, then two) Currency Dealers in The City of New York (which may include the Calculation Agent and/or one or more of the Agents) at approximately 11:00 A.M., New York City time, on the Indexed Principal Determination Date or the relevant Indexed Interest Determination Date, as the case may be. If so specified on the face hereof, the rate adjustment may also be determined by reference to a leverage factor ("L") specified on the face hereof.

          Unless otherwise specified on the face hereof, the formulas to be used by the Calculation Agent to determine the principal and/or the interest payable at Maturity or on any Interest Payment Date will be as follows:

Principal

     A. If it is specified on the face hereof that principal is to increase when the Spot Rate exceeds the Base Exchange Rate, and to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the principal of a Currency Indexed Note payable at Maturity shall equal:

   Principal Amount + (Principal Amount x L x [Spot Rate-Base Exchange Rate])
                                              -------------------------------
                                   Spot Rate

However, in no event will the principal payable at Maturity be less than zero.

          To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will sell Currency I in exchange for a single unit of Currency II on the Indexed Principal Determination Date.

     B. If it is specified on the face hereof that principal is to increase when the Base Exchange Rate exceeds the Spot Rate, and to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the principal amount of a Currency Indexed Note payable at Maturity shall equal:

   Principal Amount + (Principal Amount x L x [Base Exchange Rate-Spot Rate])
                                              -------------------------------
                                                        Spot Rate

However, in no event will the principal payable at Maturity be less than zero.

          To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will purchase Currency I in exchange for a single unit of Currency II on the Indexed Principal Determination Date.

Interest

     A. If it is specified on the face hereof that interest is to increase when the Spot Rate exceeds the Base Exchange Rate, and to decrease when the Spot Rate is less than the Base Exchange Rate, the formula to determine the rate at which interest is payable on any Interest Payment Date or at Maturity on a Currency Indexed Note shall equal:

          Stated Interest Rate + (L x [Spot Rate-Base Exchange Rate])
                                      -------------------------------
                                                 Spot Rate

However, in no event will the interest payable on any Interest Payment Date or at Maturity to be less than zero.

          To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will sell Currency I in exchange for a single unit of Currency II on the Indexed Interest Determination Date.

     B. If it is indicated on the face hereof that interest is to increase when the Base Exchange Rate exceeds the Spot Rate, and to decrease when the Base Exchange Rate is less than the Spot Rate, the formula to determine the Rate at which interest is payable on any Interest Payment Date or at Maturity on a Currency Indexed Note shall equal:

          Stated Interest Rate + (L x [Base Exchange Rate-Spot Rate])
                                      -------------------------------
                                                Spot Rate

However, in no event will the interest payable on any Interest Payment Date or at Maturity be less than zero.

          To determine the "Spot Rate" for use in this formula, each Currency Dealer's quotation will be the rate at which such Currency Dealer will purchase Currency I in exchange for a single unit of Currency II on the Indexed Interest Determination Date.

          SECTION  11.  Redemption.  If so specified on the face hereof, this
                        ----------
Note may be redeemed at the option of the Corporation as a whole or from time to time in part, on or after the date designated as the Initial Redemption Date on the face hereof, in whole or from time to time in part in increments of $1,000 or the minimum denomination specified on the face hereof (provided that any remaining principal amount hereof shall be an authorized denomination), at the Redemption Price (as defined below). The "Redemption Price" shall be equal to the sum of (i) the Initial Redemption Percentage specified on the face hereof, (as adjusted by the Annual Redemption Percentage Reduction, if any, specified on the face hereof) multiplied by the principal amount hereof to be redeemed, plus
(ii) the unpaid interest accrued on the Principal Amount hereof to be redeemed to the date of redemption, provided that interest installments that are due on or prior to the date of redemption will be payable to the Holder of this Note at the close of business on the relevant Regular Record Date referred to on the face hereof, as provided in the Indenture. The Initial Redemption Percentage, if any, applicable to this Note shall decline on each anniversary of the Initial Redemption Date by an amount equal to the Annual Redemption Percentage Reduction, if any, specified on the face hereof, until the Redemption Price is equal to 100% of the unpaid Principal Amount hereof or the portion thereof to be redeemed.

          The Corporation may exercise such option by causing the security registrar for this Note (the "Security Registrar") to mail a notice of such redemption not more than 60 nor less than 30 calender days prior to the date fixed for redemption, subject to all the conditions and provisions of the Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          SECTION 12. Repayment.  If so specified on the face hereof, this Note
                      ---------
will be repayable prior to Stated Maturity at the option of the Holder on the Optional Repayment Dates shown on the face hereof at the Optional Repayment Prices shown on the face hereof together with interest accrued and unpaid thereon to the date of repayment. In order for this Note to be repaid prior to Stated Maturity at the Option of the Holder, the Security Registrar must receive at least 30 but not more than 45 calendar days prior to an Optional Repayment Date (i) this Note with the form below entitled "Option to Elect Repayment" duly completed or (ii) a telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States of America setting forth the name of the Holder of this Note, the Principal Amount of this Note, the Principal Amount of the Note to be repaid, the certificate number or a description of the tenor and terms of this Note, a statement that the option to elect repayment is being exercised thereby and a guarantee by a commercial bank, a trust company or by a member of the New York Stock Exchange which is a member of an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 that this Note with the form below entitled "Option to Elect Repayment" duly completed will be received by the Security Registrar not later than three Business Days after the date of such telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid). If the procedure described in clause (ii) of the preceding sentence is followed, this Note with such form duly completed must be received by the Security Registrar by such third Business Day. Exercise of the repayment option by the Holder of this Note shall be irrevocable, except that a Holder who has tendered this Note for repayment may revoke any such tender for repayment by written notice to the Security Registrar received prior to the close of business on the tenth calendar day prior to the repayment date. The repayment option may be exercised by the Holder of this Note for less than the entire Principal Amount of this Note provided that the Principal Amount of this Note remaining outstanding after such repayment is an authorized denomination. Upon such partial repayment, this Note shall be canceled and a new Note or Notes for the remaining Principal Amount hereof shall be issued in the name of the Holder of this Note.

          SECTION 13. Optional Interest Reset.  If so specified on the face
                      -----------------------
hereof, the Interest Rate on this Note may be reset by the Corporation on the date or dates or on the basis specified on the face hereof (each an "Optional Interest Reset Date"). The Corporation may exercise such option by notifying the Security Registrar of such exercise at least 45 but not more than 60 calendar days prior to any Optional Interest Reset Date. If the Corporation so notifies the Security Registrar of such exercise, the Security Registrar will send, not later than 40 calendar days prior to each Optional Interest Reset Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note a notice (the "Reset Notice") indicating (i) that the Corporation has elected to reset the Interest Rate, (ii) such new Interest Rate and (iii) the provisions, if any, for redemption during the period from such Optional Interest Reset Date to the next Optional Interest Reset Date or, if there is no such next Optional Interest Reset Date, to the Stated Maturity of this Note (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period.

          Notwithstanding the foregoing, not later than 20 calendar days prior to an Optional Interest Reset Date, the Corporation may, at its option, revoke the change in the Interest Rate provided for in the Reset Notice and establish a higher Interest Rate for the Subsequent Interest Period commencing on such Optional Interest Reset Date by causing the Security Registrar to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such Interest Rate resulting in a higher interest rate to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the Interest Rate is reset on an Optional Interest Reset Date will bear such Interest Rate, whether or not tendered for repayment as provided in the next paragraph.

          If the Corporation elects prior to an Optional Interest Reset Date to reset the Interest Rate on this Note, the Holder of this Note will have the option to elect repayment of this Note by the Corporation on such Optional Interest Reset Date at a price equal to the Principal Amount hereof plus interest accrued and unpaid thereon to such Optional Interest Reset Date. In order to obtain repayment on an Optional Interest Reset Date, the Holder must follow the procedures specified under Section 12 for optional repayment except that the period for delivery or notification to the Security Registrar shall be at least 25 but not more than 35 calendar days prior to such Optional Interest Reset Date. If the Holder has tendered this Note for repayment following receipt of a Reset Notice, the Holder may revoke such tender for repayment by written notice to the Security Registrar received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to such Optional Interest Reset Date.

          SECTION 14. Optional Extension of Maturity.  If so specified on the
                      ------------------------------
face hereof, the Stated Maturity of this Note may be extended at the option of the Corporation for a period or periods of from one to five whole years each, as specified on the face hereof (each, an "Extension Period") up to but not beyond the date (the "Final Maturity Date") specified on the face hereof. The Corporation may exercise such option with respect to this Note by notifying the Security Registrar of such exercise at least 45 but not more than 60 calendar days prior to the Stated Maturity of this Note in effect prior to the exercise of such option (the "Original Stated Maturity Date"). If the Corporation so notifies the Security Registrar of such exercise, the Security Registrar will send, not later than 40 calendar days prior to the Original Stated Maturity Date, by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) to the Holder of this Note, a notice (the "Extension Notice") indicating (i) that the Corporation has elected to extend the Stated Maturity of this Note, (ii) the new Stated Maturity, (iii) the Interest Rate applicable to the Extension Period and (iv) the provisions, if any, for redemption during such Extension Period, including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Extension Period. Upon the Security Registrar's sending of the Extension Notice, the Stated Maturity of this Note shall be extended automatically and, except as modified by the Extension Notice and as described in the next two paragraphs, this Note will have the same terms as prior to the sending of such Extension Notice.

          Notwithstanding the foregoing, not later than 20 calendar days prior to the Original Stated Maturity Date of this Note, the Corporation may, at its option, revoke the change in the Interest Rate provided for in the Extension Notice and establish a Interest Rate for the Extension Period by causing the Security Registrar to send by telegram, telex, facsimile transmission, hand delivery or letter (first class, postage prepaid) notice of such Interest Rate to the Holder of this Note. Such notice shall be irrevocable. All Notes with respect to which the Stated Maturity is extended will bear such Interest Rate for the Extension Period, whether or not tendered for repayment as provided in the next paragraph.

          If the Corporation elects to extend the Stated Maturity of this Note, the Holder will have the option to elect repayment of this Note by the Corporation on the Original Stated Maturity Date at a price equal to the Principal Amount hereof, plus interest accrued and unpaid thereon to such date. In order to obtain repayment on the Original Stated Maturity Date, the Holder must follow the procedures specified under Section 12 for optional repayment, except that the period for delivery or notification to the Security Registrar shall be at least 25 but not more than 35 calendar days prior to the Original Stated Maturity Date. A Holder who has tendered this Note for repayment following receipt of an Extension Notice may revoke such tender for repayment by written notice to the Security Registrar received prior to 5:00 P.M., New York City time, on the tenth calendar day prior to the Original Stated Maturity Date.

          SECTION 15. Sinking Fund.  This Note will not be subject to any
                      ------------
sinking fund.

          SECTION 16. Original Issue Discount Notes.  Notwithstanding anything
                      -----------------------------
herein to the contrary, unless otherwise specified on the face hereof, if it is specified on the face hereof that this Note is an Original Issue Discount Note, the amount payable if the Principal Amount hereof is declared to be due and payable prior to the Stated Maturity hereof by reason of an Event of Default, or if this Note is redeemed or repaid prior to the Stated Maturity hereof, shall be the Amortized Face Amount (as defined below) of this Note as of the date of declaration, redemption or repayment, as the case may be. The "Amortized Face Amount" of this Note shall be the amount equal to (i) the Principal Amount of this Note multiplied by the Issue Price specified on the face hereof plus (ii) that portion of the difference between the dollar amount determined pursuant to the preceding clause (i) and the Principal Amount hereof that has accreted at the Yield to Maturity specified on the face hereof (computed in accordance with generally accepted United States bond yield computation principles) to such date of declaration, redemption or payment, but in no event shall the Amortized Face Amount of this Note exceed its Principal Amount.

          SECTION 17. Defined Terms. Unless otherwise defined herein, all
                      -------------
capitalized terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture; and all references in the Indenture to "Security" or "Securities" shall be deemed to include the Notes.
As used herein, "Business Day" means, unless otherwise specified on the face hereof, any Monday, Tuesday, Wednesday, Thursday or Friday (i) that is not a day on which banking institutions are authorized or required by law, regulation or executive order to close in any of The City of New York, the Principal Financial Center of the Specified Currency of this Note or, if interest on this Note is payable in a currency or currency unit other than such Specified Currency (the "Interest Currency"), the Principal Financial Center of such Interest Currency or that, if the Specified Currency or Interest Currency is the European Currency Unit (the "ECU"), is an ECU Business Day (as defined below). "ECU Business Day" means any day other than a day designated as an ECU Non-Settlement Day by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments on ECUs shall not be made.

          SECTION 18. Calculations. All percentages resulting from any
                      ------------
calculations under this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or currency units or dollar amounts used in or resulting from any such calculation in respect of the Notes will be rounded to the nearest one-hundredth of a unit (with five one-thousandths being rounded upward) or nearest cent (with one-half cent being rounded upward), as the case may be.

          SECTION 19.  Trustee Dealings with Corporation.  Subject to Sections
                       ---------------------------------
608 and 613 of the Indenture, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Corporation or its affiliates, and may otherwise deal with the Corporation or its affiliates, as if it were not the Trustee.

          SECTION 20.  No Recourse Against Others.  A director, officer,
                       --------------------------
employee or stockholder, as such, of the Corporation shall not have any liability for any obligations of the Corporation under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of Notes by accepting this Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 21.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY, AND
                       -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                           OPTION TO ELECT REPAYMENT

         [To be completed only if this Note is repayable at the option of the Holder and the Holder elects to exercise such rights.]


          The undersigned owner of this Note hereby irrevocably elects to have the Corporation repay the principal amount of this Note or portion hereof below designated at (i) the applicable Optional Repayment Price indicated on the face hereof, together with interest accrued and unpaid thereon to the date of repayment, if this Note is to be repaid pursuant to Section 12 of this Note, or
(ii) 100% of the principal amount of this Note to be repaid plus interest accrued and unpaid thereon to the Optional Interest Reset Date, if this Note is to be repaid pursuant to Section 13 hereof, or to the Original Stated Maturity Date, if this Note is to be repaid pursuant to Section 14 hereof. Specified below is the denomination or denominations (which shall be $1,000 or an integral multiple thereof in excess thereof or, if the Note is denominated in a currency other than U.S. Dollars, an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):



__________________________________       ______________________________________
Dated: ___________________________       Signature
                                         Sign exactly as name appears on the
                                          front of this Note.


Principal Amount to be repaid if         Indicate address where check is to be
amount to be repaid is less than the      sent:
entire Principal Amount of this Note     _______________________________________
(the Principal Amount remaining must be  _______________________________________
an authorized denomination)              _______________________________________

$_____________________________
(which shall be an integral multiple of
$1,000 or, if another authorized
denomination is specified on the         SOCIAL SECURITY OR OTHER
face hereof under "Authorized            TAXPAYER ID NUMBER
Denominations", an amount equal to
the minimum authorized denomination)).   _______________________________________

                                 ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

  TEN COM - as tenants in common
  TEN ENT - as tenants by the entireties
  JT TEN - as joint tenants with right of survivorship and not as tenants in common


  UNIF GIFT MIN ACT                     Custodian
                    ________________________________________________
                    (Cust)                            (Minor)

                         Under Uniform Gifts to Minors Act
                    ________________________________________________
                                    (State)

          Additional abbreviations may also be used though not in the above list.

                              ____________________


 FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s)
                             and transfer(s) unto


PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
  PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

_____________________________________________________________________ the within
Note and all rights thereunder, hereby irrevocably constituting and appointing _______________ attorney to transfer said Note on the books of the Corporation, with full power of substitution in the premises.


Dated:_______________________       ____________________________________
                                    Signature

                                    Sign exactly as name appears on the front of this Note (SIGNATURE MUST BE GUARANTEED by a commercial bank, a trust company or by a member of the New York Stock Exchange which is a member of an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15).

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE WITHIN INSTRUMENT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.